Exhibit 10.11

LETTER AGREEMENT
RELATED TO
PURCHASE OF LENOVO TABLETS
FOR ALFI PROJECT

This Letter Agreement (this “Agreement”) dated effective March 19, 2020, relates to that certain purchase by Lee Aerospace, Inc. (“Lee Aero”), of certain Lenovo tablets, which shall be purchased by Lee Aero, on behalf of and for the benefit of Alfi, Inc. (“Alfi”).

RECITALS

WHEREAS, as of the date hereof, Lee Aero has agreed to enter into a Purchase Order with Lenovo Group Limited (“Lenovo”), whereby Lee Aero will purchase from Lenovo Seven Thousand Six Hundred (7,600) tablets (the “Tablets”), for a purchase price of $100.00 per Tablet, and a total purchase price of $760,000.00. A copy of the Purchase Order is attached hereto as Exhibit A.

WHEREAS, Lee Aero and Alfi desire to enter into this Agreement to outline their understanding and agreement as it relates to any potential future sale of the Tablets by Lee Aero to Alfi, with any such sale shall subject to the terms as set forth below.

NOW THEREFORE, Lee Aero and Alfi hereby acknowledge and agree as follows:

AGREEMENT

1.	Initial Ownership of Tablets: Upon Lee Aero’s purchase of the Tablets from Lenovo, the Tablets shall be the exclusive property of Lee Aero, and such Tablets shall be held in the inventory of Lee Aero. For avoidance of doubt, prior to any Tablet purchase by Alfi, Lee Aero shall be free and clear to determine its best use of the Tablets, in its sole discretion, provided, however, that prior to any alternative (e.g. non-Alfi related) use or sale by Lee Aero, Lee Aero shall first provide written notice to Alfi and Alfi shall have ten (10) business days from receiving such notice to complete a desired purchase.

2.	Alfi’s Purchase of Tablets: Should Alfi desire to purchase the Tablets (or any portion thereof) from Lee Aerospace, Alfi shall submit to Lee Aero a purchase order indicating its desire to make such purchase, including the number of Tablets so desired. Any such Tablet purchase by Alfi shall be made at a cost of $125.00 per Tablet, plus all incidental costs including, but not limited to, costs associated with shipping, taxes, and tariffs.

3.	Ownership Rights. Ownership rights as it relates to the Tablets shall not transfer from Lee Aero to Alfi until a time in which Alfi completes payment for any such Tablet purchase. For avoidance of doubt, prior to purchasing the Tablets from Lee Aero, Alfi shall have no ownership rights as it relates to the Tablets.

4.	Pre-staging of Tablets. The “pre-staging” of the Tablets shall be performed by Lee Aero at no cost to Alfi. Such “pre-staging” shall include the installation of the SOTI software on each Tablet, as instructed by Alfi.

5.	Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

6.	Counterparts and Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile, electronic and pdf signatures of the parties hereto will be binding.

IN WITNESS WHEREOF the undersigned acknowledge and agree this Agreement is effective as of the date specified above.

LEE AEROSPACE, INC.	ALFI, INC.
By:	By:

Name:	C.W. Feril	Name:	John Cook
Title:	IT Manager	Title:	CFO

By:

Name:	James Lee
Title:	President

Exhibit A

Purchase Order

To:	Ship to:
LENOVO INC	LEE AEROSPACE

1 MANHATTENVILLE ROAD	9323 E. 34th Street North
PURCHASE NY 10577	WICHITA KS 67226
United States	United States

--	Phone (416)383-5134	Fax (888)380-5922	--

PO Date	Ship Via	FOB	Planner	Confirming to	Terms
03/19/2020	Best Way		P01		NET 30

Item No	Part / Rev / Description / Details		Quantity	Promised Delivery	Unit Cost	Extended Cost
1	ZA2X0000US LENOVO TB-X704 Purchase Category : INV	Rev 000 U/M EA	7,600.00000	04/30/2020	100.00000	760,000.00000

Total Items Price	US$ 760,000.00
Sales Tax	US$ 0.00
Fixed Cost	US$ 0.00
Total PO Price	US$ 760,000.00

SHIPPING: 7 DAYS EARLY / 0 DAYS LATE - PROMISE DELIVERY IS ON DOCK DUE DATE

General Purchase Order Terms & Conditions reference PF2507-01

Additional Quality Requirements: Quality Notes Q1, Q2, Q3 and Q4

Available at: http://www.leeaerospace.com/supplier-information/

Page 1 of 1

Authorized Signature